TERMINATION OF GENERAL SERVICE AGREEMENT

This Termination of the General Service Agreement ("**Agreement**") entered into as of this 30 April, 2019, by and between **AGEL ENTERPRISES INTERNATIONAL SDN. BHD.** (Company No: 710694-H) a company incorporated in Malaysia having its registered office at B-1-15, Block B, 8th Avenue, Jalan Sungai Jemih 8/1, Section 8, 46050 Petaling Jaya, Selangor, MALAYSIA (hereinafter referred to as "**AGEL**") and **TOGL TECHNOLOGY SDN. BHD. (Company No: 1248393-W)** a company incorporated in Malaysia and having its registered office at **Suite 30-01, Level 30, Menara Standard Chartered, No. 30, Jalan Sultan Ismail, 50250 Kuala Lumpur,** (hereinafter referred to as "**TOGL**"). AGEL and TOGL are each a "**Party**" and collectively the "**Parties**" as designated in this Agreement.

RECITALS:

**WHEREAS**, AGEL and TOGL are parties to that certain General Service Agreement dated January 1, 2018, as amended by the Parties pursuant to an Amendment Agreement by and between the Parties dated as of March 31, 2018 (collectively, the "**First Agreement**");

**WHEREAS**, AGEL and TOGL are parties to that certain General Service Agreement dated April 1, 2018 (the "**Second Agreement**", and together with the First Agreement, the "**General Service Agreements**");

**WHEREAS**, AGEL and TOGL desire to terminate the General Service Agreements as set forth in this Agreement;

**NOW, THEREFORE**, in consideration of the mutual terms and conditions set forth herein, and in compliance with the General Service Agreements, and the recitals set forth above, and for other good and adequate consideration, the receipt of which is hereby acknowledged, the Parties mutually agree that the General Service Agreements shall be terminated as follows:

1. TERMINATION.

The First Agreement is hereby terminated effective as of March 31, 2018, and the Second Agreement is hereby terminated effective as of the date of the Amendment Agreement. The Amendment Agreement was meant to amend both the First and Second Agreement and was dated incorrectly to continue past the termination date of the First Agreement. Notwithstanding the foregoing, the Parties agree that the provisions of Section 13 of the General Service Agreements pertaining to confidentiality shall survive termination of the General Service Agreements.

2. REASON FOR TERMINATION.

Both Parties agree that the termination of the General Service Agreements is by mutual consent of the Parties.

3. MUTUAL RELEASE.

Except as otherwise provided in this Agreement, effective immediately upon execution of this Agreement, each party releases and forever discharges the other party and all of its employees, agents, successors, assigns, legal representatives, affiliates, directors and officers from and against any and all actions, claims, suits, demands, payment obligations or other obligations or liabilities of any nature whatsoever, whether known or unknown, which such party or any of its employees, agents, successors, assigns, legal representatives, affiliates, directors and officers have had, now have or may in the future have directly or indirectly arising out of (or in connection with) the General Service Agreements, including any activities undertaken pursuant to the General Service Agreements. This paragraph shall not release any claims either Party may have against the other for violation of the provisions of this Agreement or violation of Paragraph 13 of the General Service Agreements

4. CONFIDENTIALITY.

Except as otherwise provided herein or required by law, the Parties agree to keep the existence and the terms of this Agreement strictly confidential; provided however, that each may reveal the terms of this Agreement to their respective their legal counsel, tax advisor, or auditor. AGEL agrees to maintain a cooperative attitude toward TOGL, and not to make disparaging remarks about TOGL.

5. REPORTING.

Notwithstanding any other provision to this Agreement, AGEL further acknowledges and agrees that TOGL is entitled to report and disclose (i) in its filings with the United States Securities and Exchange Commission or any other regulatory agency, or (ii) as required pursuant to any applicable laws rules or regulations, this Agreement, the General Services Agreements, and their terms.

6. MISCELLANEOUS

(a) Entire Agreement. This Agreement is the entire agreement between the parties regarding the subject matter contained herein. It supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding the subject matter contained herein. This Agreement shall not be modified or amended unless done so in a writing signed by authorized representatives of both Parties. The terms of this Agreement shall take precedence in the event of any conflict with terms of any other agreement between the parties in relation to the termination of the General Service Agreements.

(b) Applicable Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of Malaysia. Each party irrevocably consents to the exclusive jurisdiction of the courts of Malaysia in connection

with any action to enforce the provisions of this Agreement or arising under or by reason of this Agreement. AGEL hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to TOGL, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to TOGL for such breach or threatened breach (including, without limitation, the right to recover damages), TOGL shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement.

(c) Counterparts; Copies. This Agreement may be signed in two counterparts which together will form a single agreement as if both Parties had executed the same document. Signed copies of this Agreement sent via facsimile will be deemed binding to the same extent as original documents.

IN WITNESS WHEREOF, and intended to be legally bound hereby, each of the Parties hereto has executed or caused to be executed by duly authorized representatives this Agreement as of the date first written above.

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| SIGNED by<br>the abovenamed AGEL<br>in the presence of:<br><br>Witness Name: TOO CHIN HOONG<br>Passport/ID: 920403-01-5509 | )<br>)<br>)<br>)<br>)<br>)<br>)<br>)<br>) | <br><br><br><br>ABDULLAH<br>Name: SUHAIMI BIN YACOB<br>Passport/ID: 520321 03 5431 |
| SIGNED by<br>the abovenamed TOGL<br>in the presence of:<br><br>Witness Name: TAN YEE LING<br>Passport/ID: 900202-01-5360 | )<br>)<br>)<br>)<br>)<br>)<br>)<br>) | <br><br><br><br><br>Name: NG BOON CHEE<br>Passport/ID: 860928-23-5609 |